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                                                                   EXHIBIT 10(w)

                         THE TRW FINANCIAL COUNSELING PROGRAM

The TRW Financial Counseling Program was introduced because the complexity of the tax laws and investment opportunities indicated a need for a capable specialist to review the personal financial program of executives to assure there is congruence with Company compensation programs. Eligibility to participate in the TRW Financial Counseling Program is limited to OIP I participants. Participation must be approved by a member of the Chief Executive Office (CEO).

--The program is comprehensive in scope and includes the following services:

--Analysis of TRW compensation and benefit programs

--Development of a financial and estate plan

--Cash flow analysis

--Insurance analysis

--Tax strategy

--Annual tax preparation

The Ayco Corporation is the financial counseling organization selected by TRW to provide these services. However, participants may elect to use any financial counselor or tax preparer of their choice.

TRW will pay 100% of the cost of the Ayco counseling and tax preparation fee up to a maximum amount determined annually. For those who elect to use a financial counselor other than Ayco, an annual maximum fee reimbursement schedule will be determined annually. Expenses up to the annual maximum will be charged to each participant's budget. Participants will be responsible for fees in excess of the annual maximum.

Under applicable tax law, the portion of the fee paid by the Company is considered income to the participant and will be included as imputed income on the participant's W-2. The Company Director of Employee Benefits will notify participants of the annual reimbursement maximum.

Participation in the Program will end if membership is canceled by the CEO, with termination of employment, or if the Program is canceled. Participation will continue for one year following retirement under the TRW Salaried Pension Plan. Any exceptions must have the approval of the CEO.